United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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21st CENTURY HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21st CENTURY HOLDING COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2006

To the Shareholders of 21st Century Holding Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of 21st Century Holding Company, a Florida corporation (the “Company”), will be held at our principal executive offices at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, Florida 33311, at 11:00 A.M., on June 6, 2006 for the following purposes:

1.	To elect three Class II directors, each for a term of three years;
2.	To ratify the selection of DeMeo Young McGrath as the Company’s independent auditors for the fiscal year ended December 31, 2006;
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 14, 2006 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Rebecca L. Campillo, Secretary

Lauderdale Lakes, Florida
May 1, 2006

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

21st CENTURY HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2006

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PROXY STATEMENT
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General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of 21st Century Holding Company of proxies to be voted at our 2006 Annual meeting of Shareholders, and at any postponement or adjournment of this meeting. Our Annual Meeting will be held on at our executive offices located at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311. In this proxy statement, 21st Century Holding Company is referred to as the “Company,” ‘we,” “our” or “us.”

Our principal executive offices are located at 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311, and our telephone number is (954) 581-9993.

Outstanding Securities and Voting Rights

Only holders of record of our Common Stock at the close of business on April 14, 2006, the record date, will be entitled to notice of, and to vote at the, the Annual Meeting. On that date, we had 7,368,338 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” Proposal 2 - the ratification of DeMeo Young McGrath as our independent certified public accountants. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record meaning that your shares of Common Stock are represented by certificates in your name so that you appear as a stockholder on the records of our transfer agent, Registrar and Transfer Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

If you own shares in street name, meaning that your shares of Common Stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Alternatively, if your bank our brokerage firm has arranged for Internet or telephonic voting of shares, you may vote by following the instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311, for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

Attendance and Voting at the Annual Meeting

If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own Common Stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own Common Stock or record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning Common Stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Costs of Mailing and Solicitation

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

Adjournment or Postponement of the Annual Meeting

The Annual Meeting may be adjourned or postponed without notice other than by an announcement made at the Annual Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Annual Meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies. If we postpone the Annual Meeting, we will issue a press release to announce the new date, time and location of the Annual Meeting.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Proposal Two and Proposal Three will each require the affirmative vote of a majority of the total votes cast on each proposal in person or by proxy at the Annual Meeting.

BENEFICIAL SECURITY OWNERSHIP

The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Common Stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding Common Stock, (ii) each of our executive officers named in the Summary Compensation Table in the section “Executive Compenstation,” (iii) each of our directors, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class Outstanding
Edward J. Lawson (3)	1,069,962	14.5%
Bruce F. Simberg (4)	165,750	2.2
Carl Dorf (5)	89,648	1.2
Richard W. Wilcox, Jr. (6)	58,250	*
J. Gordon Jennings, III (7)	38,000	*
Michael H. Braun (8)	26,700	*
Peter J. Prygelski (9)	15,900	*
Charles B. Hart, Jr. (10)	15,000	*

All directors and executive officers as a group (9 persons) (11)	1,479,210	20.1%

5% or greater holders:

Michele V. Lawson (12) 3661 West Oakland Park Blvd, Suite 300 Lauderdale Lakes, FL 33311	1,069,962	14.5%

William D. Witter, Inc. (13) One Citicorp Center 153 East 53rd Street, 51st Floor New York, NY 10022	458,483	6.2%

First Wilshire Securities Management, Inc. (14) 1224 East Green Street, Suite 200 Pasadena, CA 91106	581,114	7.9%

* Less than 1%.

(1)	Except as otherwise indicated, the address of each person named in the table is c/o 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311.

(2)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock in which such persons have the right to acquire a beneficial interest within 60 days from the date of this Proxy Statement.

(3)
Represents 430,645 shares of Common Stock held of record by Michele V. Lawson, 25,425 shares held in an account for a minor, 66,324 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson and 20,676 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson.

(4)	Includes 28,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Simberg.

(5)
Includes 5,764 shares of Common Stock held by Dorf Partners 2001 LP, 67,384 shares of Common Stock held by Dorf Trust, 1,500 shares of Common Stock held in a joint account with Mr. Dorf’s spouse, and 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dorf.

(6)
Includes 3,000 shares of Common Stock held in Mr. Wilcox’s IRA, 10,000 shares of Common Stock held by Mr. Wilcox’s spouse and 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Wilcox.

(7)	Includes 38,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Jennings.

(8)	Includes 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Braun.

(9)	Includes 300 shares of Common Stock held in Mr. Prygelski’s IRA and 6,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Prygelski.

(10)	Includes 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hart.

(11)	Includes 228,500 shares of Common Stock issuable upon the exercise of stock options.

(12)
Represents 526,892 shares of Common Stock held of record by Edward J. Lawson, 25,425 shares held in an account for a minor, 20,676 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson and 66,324 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson.

(13)
Includes 458,483 shares of Common Stock beneficially held on behalf of various clients of William D. Witter, Inc. This information is based on the beneficial owner’s filing with the Securities and Exchange Commission under Section 13 and/or Section 16 of the Securities Exchange Act of 1934.

(14)
Includes 581,114 shares of Common Stock beneficially held by First Wilshire Securities Management, Inc. This information is based on the beneficial owner’s filing with the Securities and Exchange Commission under Section 13 and/or Section 16 of the Securities Exchange Act of 1934.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of directors comprising our Board of Directors will be determined from time to time by resolution adopted by the Board. At each annual meeting of stockholders, successors to the class of directors whose terms expires at that annual meeting are elected for a three-year term. The current term of the Class II directors terminates on the date of the annual meeting. The current term of the Class I directors terminates on the date of our 2007 annual meeting of shareholders and the current term of the Class III directors terminates on the date of our 2008 annual meeting.

Messrs. Simberg, Prygeleski and Wilcox currently serve as Class II directors. Our nominating committee has recommended them, our Board of Directors has nominated them, and they will stand for re-election at the annual meeting. Our Board of Directors has established by resolution that our Board of Directors will consist of 7 members, consisting of three Class I directors, two Class II directors and three Class III Directors. Edward J. Lawson and Michael H. Braun currently serve as Class I directors and Carl Dorf and Charles B. Hart currently serve as Class III directors. If elected at the annual meeting, Messrs. Simberg, Prygeleski and Wilcox will serve as Class II directors until our 2009 annual meeting of shareholders or until their successors are duly elected and qualified.

Messrs. Simberg, Prygeleski and Wilcox have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designed a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Class II Directors

The following persons were recommended by the Board of Directors and are nominated as directors as follows:

Name	Age	Position with the Company
Bruce F. Simberg (2)	56	Director

Richard W. Wilcox, Jr. (1) (2) (3)	63	Director

Peter J. Prygelski (1) (2) (3)	36	Director

Bruce F. Simberg has served as a director of the Company since January 1998. Mr. Simberg has been a practicing attorney for the last 29 years, most recently as managing partner of Conroy, Simberg, Ganon, Krevans & Abel, P.A., a law firm in Ft. Lauderdale, Florida, since October 1979. Mr. Simberg was appointed to the Board of Directors in January 1998.

Richard W. Wilcox, Jr. has served as a director of the Company since January 2003. Mr. Wilcox has been in the insurance industry for almost 40 years. In 1963, Mr. Wilcox began an insurance agency that eventually developed into a business generating $10 million in annual revenue. In 1991, Mr. Wilcox sold his agency to Hilb, Rogal and Hamilton Company (“HRH”) of Fort Lauderdale, for which he retained the position of President through 1998. In 1998, HRH of Fort Lauderdale merged with Poe and Brown of Fort Lauderdale, and Mr. Wilcox served as the Vice President. Mr. Wilcox retired in 1999.

Peter J. Prygelski was appointed to the Board of Directors in January 2004. Since April 2004, Mr. Prygelski has been Senior Manager, Business Risk Services Consulting with Ernst & Young in Fort Lauderdale, Florida. Mr. Prygelski is a Certified Internal Auditor. Prior to his employment at Ernst & Young, Mr. Prygelski was a consultant in Sarbanes-Oxley compliance and internal audit matters from September 2003 to April 2004. From November 1991 to August 2003, Mr. Prygelski was employed in the internal audit department of American Express, where he was most recently the Director/Assistant General Auditor of American Express Centurion Bank. As such, Mr. Prygelski managed the company’s audit activities and managed a staff of 12 audit professionals and an annual department budget of $2.5 million. His responsibilities included preparing and implementing the company’s annual audit plan; supporting the company’s audit committee by communicating issues related to planning, audit results, plan status, and integrated audit coverage; managing the relationships with senior management, the external auditors, and regulatory authorities; and addressing risks and control gaps to ensure that the company maintained an adequate control system.

(1) Member of Independent Directors Committee.
(2) Member of Investment Committee.
(3) Member of Audit Committee.

Vote Required and Recommendation

The three nominees for election to the Board of Directors, as Class II directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. The Board recommends stockholders to vote “FOR” each of the nominees for director set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Continuing Class I Directors

Set forth below is certain information concerning our Class I and Class III directors who are not currently standing for election:

Name	Age	Position with the Company
Edward J. Lawson (2)	55	President, Chief Executive Officer, and Chairman of the Board and Director

Michael H. Braun	38	Director

(1) Member of Independent Directors Committee.
(2) Member of Investment Committee.
(3) Member of Audit Committee.

Edward J. Lawson co-founded the Company and has served as our President and Chairman of the Board since the Company’s inception in 1991. Mr. Lawson has more than 20 years' experience in the insurance industry, commencing with the founding of the Company's initial agency in 1983.

Michael H. Braun was appointed to the Board of Directors in December 2005. Mr. Braun has been with the Company since December 1998 and is currently the President of Federated National Insurance Company, a wholly-owned subsidiary of the Company. From 1996 to 1998 Mr. Braun owned and managed insurance agencies in central Florida. From 1991 to 1996 Mr. Braun managed a restaurant establishment.

Continuing Class III Directors

Name	Age	Position with the Company
Carl Dorf (1) (2)	64	Director

Charles B. Hart, Jr. (1) (2) (3)	66	Director

Carl Dorf was appointed to the Board of Directors in August 2001. Since April 2001, Mr. Dorf has been the principal of Dorf Asset Management, LLC, and is responsible for all investment decisions made by that company. From January 1991 to February 2001, Mr. Dorf served as the Fund Manager of ING Pilgrim Bank and Thrift Fund. Prior to his experience at Pilgrim, Mr. Dorf was a principal in Dorf & Associates, an investment management company.

Charles B. Hart, Jr. was appointed to the Board of Directors in March 2002. Mr. Hart has more than 40 years of experience in the insurance industry. From 1973 to 1999, Mr. Hart served as President of Public Assurance Group and as General Manager of Operations for Bristol West Insurance Services. Since 1999, Mr. Hart has acted as an insurance consultant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers, directors and holders of more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and The Nasdaq National Market (“Nasdaq”). Such persons are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons, we believe that, with respect to the fiscal year ended December 31, 2005, all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, except as follows: Carl Dorf made one late filing disclosing the transfer of shares from Dorf Trust to Dorf Partners 2001 LP and the transfer of shares held directly to Dorf Trust. Richard A. Widdicombe made one late filing disclosing purchases made in 2000 and 2002 not previously reported and separating a portion of shares previously reported as being directly owned to indirectly owned with spouse.

Corporate Governance

We have adopted a Code of Business Conduct for all employees and a Code of Ethics for the Chief Executive Officer, President and senior financial officers including the Chief Financial Officer. Copies of our Code of Business Conduct and Code of Ethics are available on our web site at www.21stcenturyholding.com.

Meetings and Committees of the Board of Directors

During 2005, the Board of Directors held three formal meetings, two special meetings and took actions by written consent on 24 occasions. During 2005, no director attended fewer than 75% of board and committee meetings held during the period such director served on the Board. The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting. Last year, all of our directors attended our annual meeting.

The Board has determined that the following directors are independent pursuant to NASD Rule 4200 and the Exchange Act: Carl Dorf, Charles B. Hart, Jr., Peter J. Prygelski, and Richard W. Wilcox, Jr.

The standing committees of the Board of Directors are the Audit Committee, the Independent Directors Committee and the Investment Committee.

Audit Committee

The Audit Committee is currently composed of Charles B. Hart, Jr., Richard W. Wilcox, Jr. and Peter J. Prygelski. Each member is independent as defined by NASDAQ rules for Audit Committee membership. Mr. Prygelski is a “financial expert” as that term is defined in the applicable rules and regulations of the Exchange Act. The Audit Committee met on ten occasions in 2005.

Pursuant to its written charter, the duties and responsibilities of the Audit Committee include, but are not limited to, (a) the appointment of the independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing and financial statement matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

The independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

The Company’s Audit Committee Charter was contained in the Company’s definitive proxy statement that it filed with the Securities and Exchange Commission on April 27, 2004 for its Annual Meeting of Shareholders held in June 2004.

Independent Directors Committee

The Company’s Independent Directors Committee is currently composed of Mr. Dorf, Mr. Hart, Mr. Prygelski, and Mr. Wilcox. Each member is independent as defined by Nasdaq rules. This committee meets in executive session biannually and its duties and responsibilities include, but are not limited to, the following:

•	Function as the Company’s Compensation Committee and review and approve the compensation of our executive officers and directors
•	Administer the Company's 1998 Stock Option Plan, 2001 Franchise Stock Option Plan and 2002 Stock Option Plan
•	Function as the Company’s Nominating Committee.

The Independent Directors Committee has adopted written charters for its duties with respect to (i) the compensation of the Company’s executive officers and directors, contained in the Compensation Committee Charter and (ii) the nomination process for directors, contained in its Nomination Committee Charter. The Company’s Nomination Committee Charter was contained in the Company’s definitive proxy statement that it filed with the Securities and Exchange Commission on April 27, 2004 for its Annual Meeting of Shareholders held in June 2004.

During fiscal 2005, the Independent Director’s Committee held two formal meetings and acted one time by written consent. The Independent Director’s Committee reviewed and approved the compensation of the Company's executive officers and recommended and approved for reelection the current nominees as Class II Directors

The Independent Directors Committee considers candidates for director who are recommended by its members, by other Board members and by management of the Company. The Independent Directors Committee will consider nominees recommended by our shareholders if the shareholder submits the nomination in compliance with the advance notice, information and other requirements described in our bylaws and applicable securities laws. The Independent Directors Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Independent Directors Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Independent Directors Committee is a person with strength of character, mature judgment, familiarity with the Company’s business and industry, independent of thought and an ability to work collegially.

Shareholders who wish to recommend nominees to the Independent Directors Committee should submit their recommendation in writing to the Secretary of the Company at its executives offices pursuant to the requirements contained in Article III, Section 13 of the Company’s Bylaws. This section provides that the notice must notice shall include: (a) as to each person who the shareholder proposed to nominate for election, (i) name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Company if so elected and (v) any other information relating to the person that is required to be disclosed in solicitation for proxies for the election of directors pursuant to Rule 14A under the Exchange Act; and (b) as to the shareholder giving the notice, the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Investment Committee

The Investment Committee is currently composed of Edward J. Lawson, Charles B. Hart, Jr., Peter J. Prygelski, Bruce Simberg, Carl Dorf and Michael H. Braun. The Investment Committee manages our investment portfolio. The Investment Committee held two formal meetings and met informally via teleconference on several occasions in 2005.

Compensation of Directors

In 2005 non-employee directors received cash fees of $1,500 per meeting attended of the full Board of Directors, $750 per meeting attended of the Audit Committee, and $500 per meeting attended of the Independent Directors Committee and the Investment Committee.

Beginning 2006, in lieu of per meeting directors’ fees, the non-employee directors began to receive an annual retainer of $40,000, payable in quarterly installments of $10,000 in January, April, July and October. Directors who are also officers do not receive this compensation. All directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.

In December 2005, Carl Dorf, Charles B. Hart, Jr., Peter J. Prygelski and Richard W. Wilcox, Jr. were each granted 10,000 stock options under the 2002 plan. The options vest 20% per year beginning December 5, 2006 and expire in six (6) years or December 5, 2011.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee hereby reports as follows:

1.    The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.    The Audit Committee has discussed with De Meo, Young, McGrath (“DeMeo”), independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

3.    The Audit Committee has received the written disclosures and the letter from DeMeo required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with DeMeo their independence.

4.    Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

/s/ Peter J. Prygelski, Chairman
/s/ Charles B. Hart, Jr.
/s/ Richard W. Wilcox, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation earned for the years ended December 31, 2005, 2004, and 2003, by our Chief Executive Officer and the three other most highly compensated executive officers whose compensation exceeded $100,000 during 2005 and is required to be reported (the “Named Executive Officers”).

	Annual Compensation (1)			Long-Term Compensation
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)

Edward J. Lawson	2005	$121,462	0	—	$22,849	(1)
President, current Chief	2004	154,500	0	—	16,160	(2)
Executive Officer & Chairman	2003	156,000	0	—	—	(3)

J. Gordon Jennings, III	2005	$135,800	0	—	$14,205	(4)
Chief Financial Officer	2004	129,577	0	—	11,036	(5)
	2003	104,800	0	—	—	(3)

Richard A. Widdicombe,	2005	$135,800	0	—	$19,766	(7)
Chief Executive Officer(6)	2004	143,100	0	—	$18,207	(8)
	2003	126,250	0	—	—	(3)

Kent M. Linder	2005	$133,600	0	—	$16,972	(10)
Chief Operating Officer(9)	2004	118,800	0	—	16,157	(11)
	2003	107,000	0	—	—	(3)
_________________
(1)	Includes $13,500 car allowance, $1,418 cellular phone, $5,431 health and dental insurance premiums, approximately $2,500 for events attended by officer and/or family in 2005.

(2)
Includes $9,044 car allowance, $1,064 cellular phone, $4,924 health and dental insurance premiums, $100 for events attended by officer and/or family and $1,028 airfare and hotel for management trip including family in 2004.

(3)	Perquisites and other personal benefits totaling less than the applicable reporting threshold for 2003 have been excluded.
(4)	Includes $14,005 health insurance premiums, $50 in retail gift cards and approximately $150 for events attended by officer and/or family in 2005.
(5)	Includes $10,536 health insurance premiums and $500 for events attended by officer and/or family in 2004.
(6)	Mr. Widdicombe resigned as our Chief Executive Officer and Director effective as of November 10, 2005.
(7)	Includes $6,600 car allowance, $1,136 cellular phone, $10,680 health, $50 in retail gift cards and dental insurance premiums, $1,300 for events attended by officer and/or family in 2005.
(8)
Includes $7,200 car allowance, $851 cellular phone, $8,667 health insurance premiums, $300 for events attended by officer and/or family and $1,189 airfare and hotel for management trip including family in 2004.

(9)	Mr. Linder resigned as our Chief Operating Officer effective as of January 31, 2006.
(10)	Includes $14,305 health and dental insurance premiums, $1,517 cellular phone, and $1,150 for events attended by officer and/or family in 2005.
(11)
Includes $12,935 health and dental insurance premiums, $1,404 cellular phone, $400 for events attended by officer and/or family and $1,418 airfare and hotel for management trip including family in 2004.

Option Grants in Last Fiscal Year

The following table sets forth information concerning individual grants of stock options made during 2005 to our Named Executive Officers. We have never granted stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options/SAR Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date

Edward J. Lawson	100,000	22.4%	15.79	December 5, 2011
J. Gordon Jennings, III	10,000	2.2%	15.79	December 5, 2011
Richard Widdicombe	—	—	—	—
Kent M. Linder	—	—	—	—

Stock Option Exercises and Holdings

The following table sets forth certain information with respect to stock options and/or warrants exercised during calendar year 2005 by the Named Executive Officers and unexercised stock options and/or warrants held as of December 31, 2005 by such Named Executive Officers.

	Shares Underlying Options	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End
Name	Exercised	Realized(1)	Exercisable	Unexercisable	Exercisable(2)	Unexercisable(2)

Edward J. Lawson	—	—	66,324	100,000	$597,120	$132,000
J. Gordon Jennings, III	—	—	21,500	47,500	$148,527	$165,780
Richard A. Widdicombe	90,000	$367,900	—	—	—	—
Kent M. Linder	—	—	75,000	—	$633,225	—
_________________
(1)	All values are shown pretax and are rounded to the nearest whole dollar.
(2)	Based on a fair market value of $17.11 per share at December 31, 2005.

INDEPENDENT DIRECTORS COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Under rules established by the SEC, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the executive officers (including the Named Executive Officers) during the past fiscal year. The report of our Independent Directors Committee for 2005 is set forth below.

Compensation Philosophy

The three principal components of executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the Board’s compensation objectives, which include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of company goals and performance.

Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Unless specified in the executive’s employment agreement, annual salary adjustments are determined by evaluating the competitive marketplace, Company performance, the performance of the executive, and the responsibilities assumed by the executive.

The Independent Directors Committee endorses the position that equity ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. The Board has used the selective grant of stock options and shares of Common Stock to accomplish this goal.

In 2006, the Independent Directors Committee will review existing management compensation programs on an ongoing basis and will (i) meet with the Chief Executive Officer to consider and set mutually agreeable performance standards and goals for members of senior management, as appropriate, or as otherwise required pursuant to any such officer’s employment agreement and (ii) consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Independent Directors Committee and the agreed-upon standards and goals.

Chief Executive Officer Compensation

During fiscal 2005, Richard Widdicombe served as our Chief Executive Officer for a period of approximately ten and a half months from January 1, 2005 through November 19, 2005, until he resigned for personal reasons. Pursuant to his employment agreement, Mr. Widdicombe’s base salary was $137,000 per year, which was increased to $156,000 per year effective as of August 9, 2005. Mr. Widdicombe did not receive any bonus payments or any other compensation during fiscal 2005.

Effective as of November 19, 2005, Edward Lawson, the Company’s President and former Chief Executive officer, resumed his position as Chief Executive Officer of the Company. On December 9, 2005, the Independent Director’s Committee increased Mr. Lawson’s salary from $117,000 to $175,000 per year and granted him options to purchase 100,000 shares of the Company’s common stock due to his appointment as the Chief Executive Officer. The exercise price for the options is $15.79 per share and the options vest ratable over a five year period with the first vesting period beginning on December 5, 2006. The options expire on December 9, 2011. Mr. Lawson did not receive any bonus for his services during fiscal 2005.

The Independent Director’s Committee made the decision to increase Mr. Lawson’s salary and grant him stock options due to his contribution to the Company. The Independent Directors Committee also considered the fiscal 2005 earnings, expectations for the fiscal year ending December 31, 2006 and other performance measures in determining Mr. Lawson’s compensation, but there was no specific relationship or formula by which such compensation was tied to company performance.

Other Executive Officers’ Compensation

Fiscal 2005 base salary and bonuses for our other executive officers were determined by the Independent Directors Committee. This determination was made after a review and consideration of a number of factors, including each executive’s level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during fiscal 2005, and our historical compensation levels. Although Company performance was one of the factors considered, the approval of the Independent Directors Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to company performance.

Stock Options

We maintain stock option plans, which are designed to attract and retain directors, executive officers and other employees and to reward them for delivering long-term value to the Company and its subsidiaries. In determining the amount and timing of stock option grants, we review the individual’s existing share and option holdings, as well as performance-related factors.

/s/, Carl Dorf, Chairman
/s/ Charles B. Hart
/s/ Richard W. Wilcox, Jr.
/s/ Peter J. Prygelski

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Each indemnification agreement provides that we will indemnify such person against certain liabilities (including settlements) and expenses actually and reasonably incurred by him or her in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by us or in our right) to which he or she is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent, provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by us or in our right, a director or executive officer will also be indemnified, to the extent not prohibited by applicable law, against expenses and amounts paid in settlement, and certain liabilities if so determined by a court of competent jurisdiction, actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests.

Employment Agreements

Edward Lawson. We entered into an employment agreement with Edward J. Lawson, the Company's President and current Chief Executive Officer effective as of September 1, 1998, which has been subsequently amended. Under his agreement, Mr. Lawson is entitled to receive an annual salary of $175,000 per year and a monthly car allowance of $1,125. Mr. Lawson’s employment agreement has no specific termination date and the term of the balance of the term under this agreement shall never be less than two years.

If Mr. Lawson’s employment is terminated as a result of his disability, we will pay him his two years salary, all fringe benefits, that are permissible under applicable law and a bonus equal to twice the amount paid to Mr. Lawson during the 12 months preceding the termination. If Mr. Lawson’s employment is terminated because of his death, his estate will receive a lump sum payment equal to two year's salary plus a bonus equal to twice the amount paid to Mr. Lawson during the 12 months preceding the termination by reason of his death. His employment agreement also prohibits Mr. Lawson from directly or indirectly competing with us for one year after termination for any reason except a termination without Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of Mr. Lawson for a period of two years following the Change of Control. In addition, following the Change of Control, if Mr. Lawson’s employment is terminated by the Company other than for Cause or by reason of his death or disability, or by Mr. Lawson for certain specified reasons (such as a reduction of compensation or a diminution of duties), he will receive a lump sum cash payment equal to 299% of the cash compensation received by him during the 12 calendar months prior to such termination.

J. Gordon Jennings, III. We entered into an employment agreement with J. Gordon Jennings, III, the Company’s Chief Financial Officer, effective May 6, 2004. The employment agreement is effective for four years through May 6, 2008 and provides for an annual salary set of $137,000 and such bonuses and increases as may be awarded by the Board of Directors. In December 2005 we entered into a non-compete agreement and an annual review agreement with Mr. Jennings. The non-compete agreement prohibits Mr. Jennings from directly or indirectly competing with us for a period of one year after the termination of his employment for any reason.

Separation and Release Agreement

Richard. A. Widdicombe. Effective as of December 2, 2005, we entered into a separation and release agreement with Mr. Widdicombe. Mr. Widdicombe had been with the Company from November 29, 1999 until December 2, 2005 and served as our Chief Executive Officer from June 10, 2003 to November 10, 2006. Under this Separation and Release Agreement, Mr. Widdicombe agreed not to compete against the Company for a period of one year after the date of the Separation and Release Agreement. He also agreed to certain covenants regarding non-solicitation of employees and non-disparagement.

INDEPENDENT DIRECTORS COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2005, the Independent Directors Committee consisted of Messrs. Dorf, Hart, Prygelski, and Wilcox. None is a current or former officer of the Company or any of its subsidiaries. No committee interlocks with other companies, within the meaning of the SEC’s proxy rules, existed in 2005.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company’s Common Stock for the period beginning on December 31, 2000 and ending on December 31, 2005 as compared to the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the SNL Property & Casualty Insurance Index. The graph depicts the value based on the assumption of a $100 investment with all dividends reinvested.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
21st Century Holding Company	100.00	108.09	475.14	803.26	800.41	961.46
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Property & Casualty Insurance Index	100.00	99.78	93.59	115.80	126.93	138.75

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

Graph and index values provided by: SNL Financial LC, Charlottesville, VA (434) 977-1600
©2006. Used with permission. All rights reserved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bruce Simberg, a director, is a partner of the Fort Lauderdale, Florida law firm of Conroy, Simberg, Ganon, Krevans & Abel, P.A., which renders legal services to the Company. In 2005, the Company paid legal fees to Conroy, Simberg, Ganon, Krevans & Abel, P.A. for services rendered in the amount of approximately $192,190. We believe that the services provided by Conroy, Simberg, Ganon, Krevans & Abel, P.A. are on terms at least as favorable as those that we could secure from a non-affiliated third party.

During 2005, Mr. Lawson’s daughter received compensation totaling $73,223 for her services as a vice president of one of the Company’s insurance subsidiaries and as human resources director; Mr. Lawson’s sister-in-law received compensation totaling $57,800 for her services as an underwriter for one of the Company’s insurance subsidiaries; Mr. Lawson’s nephew received compensation totaling $76,108 for his services as the president of the Company’s premium finance subsidiary; and Mr. Lawson’s son-in-law received compensation totaling $46,800 for his services as claims adjuster/invesgator. We believe that the compensation provided to these individuals is comparable to that paid by other companies in our industry and market for similar positions.

We have adopted a policy that any transactions between the Company and executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of our independent directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF AUDITORS

The selection of DeMeo Young McGrath (“DeMeo”) to serve as the independent auditors of the Company for the fiscal year ended December 31, 2006, will be submitted to the shareholders of the Corporation for ratification at the Meeting. Representatives of DeMeo will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audited services to be provided by DeMeo. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by DeMeo during the year and estimated fees. The Audit Committee Chairman may approve permissible non-audit services with subsequent notification to the full Audit Committee. All services rendered to us by DeMeo in 2005 were pre-approved in accordance with these procedures.

DeMeo has served as the Company’s independent auditors for each fiscal year since 2002. McKean, Paul, Chrycy, Fletcher & Co. (“McKean”) was the Company’s independent auditors prior to 2002.

DeMeo has advised the Company that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by DeMeo during the fiscal year ended December 31, 2005 were furnished at customary rates.

For the fiscal year ended December 31, 2005, fees for services provided by DeMeo and McKean were as follows:

	DeMeo	McKean
Audit Fees(1)	$289,800	$0

Audit-Related Fees(2)	$1,514	$1,663

Tax Fees(3)	$115,410	$0

Total	$406,724	$1,663
_________________

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted primarily of audits of employee benefit plans and special procedures related to regulatory filings in 2005.
(3)	Tax fees consisted primarily of assistance with tax compliance and reporting.

Vote Required and Recommendation

The ratification of the selection of DeMeo Young McGrath, as our independent certified public accountants for the fiscal year ended December 31, 2006 requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock, present in person or by proxy, at the Annual Meeting. Broker non-votes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of DeMeo Young McGrath as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DEMEO YOUNG MCGRATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 of the SEC’s proxy rules, a shareholder intending to present a proposal to be included in the proxy statement for our 2007 Annual Meeting of Shareholders must deliver a proposal in writing to our principal executive offices no later than the close of business on February 1, 2007 (or a reasonable time before we begin to print and mail the proxy materials for the 2007 annual meeting, if we change the date of the 2007 annual meeting more than 30 days from the date of this year’s Annual Meeting). Proposals should be addressed to: Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311. Proposals of shareholders must also comply with the SEC’s rules regarding the inclusion of shareholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be presented at, but not included in the proxy materials for, our 2007 annual meeting, must be timely received by us in writing at our principal executive offices, addressed to the Secretary of the Company as indicated above. Under the Company’s bylaws, to be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the meeting. If we give less than 70 days’ notice or prior public disclosure of the meeting date, however, notice by a shareholder will be timely given if received by the Company not later than the close of business on the tenth day following either the date we publicly announce the date of our annual meeting or the date of mailing of the notice of the meeting, whichever occurs first. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	The name and record address of the shareholder proposing such business,

•	The class and number of shares beneficially owned by the shareholder, and

•	Any material interest of the shareholder in such business.

The SEC’s rules permit our management to vote proxies on a proposal presented by a shareholder as described above, in the discretion of the persons named as proxy, if:

•	We receive timely notice of the proposal and advise our shareholders in the 2007 proxy materials of the nature of the matter and how management intends to vote on the matter; or

•	We do not receive timely notice of the proposal in compliance with our bylaws.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311.

Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311 to request multiple copies of the Proxy Statement in the future.

By Order of the Board of Directors

REBECCA L. CAMPILLO, Secretary

Lauderdale Lakes, Florida
May 1, 2006

21st CENTURY HOLDING COMPANY
ANNUAL MEETING OF SHAREHOLDERS - JUNE 6, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. Lawson as Proxy, with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.01 par value per share (the “Common Stock”), of 21st Century Holding Company (the "Company") held of record by the undersigned on April 14, 2006 at the Annual Meeting of Shareholders to be held on June 6, 2006 or any adjournments or postponements thereof.

Proposal 1. ELECTION OF DIRECTORS

☐ FOR ALL THE NOMINEES LISTED BELOW
☐ WITHHOLD AUTHORITY (except as marked to the contrary below) TO VOTE FOR ALL NOMINEES LISTED BELOW.

Bruce Simberg	Richard W. Wilcox, Jr.	Peter J. Prygelski

(INSTRUCTION: To withhold authority for any individual nominees, write that nominee's name in the space below.)

Proposal 2. RATIFICATION OF SELECTION OF DEMEO YOUNG MCGRATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

☐ For     ☐ Against     ☐ Abstain

Proposal 3.   In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

☐ For     ☐ Against     ☐ Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2, and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:	, 2006

The following table sets forth certain information with respect to stock options and/or warrants exercised during calendar year 2005 by the Named Executive Officers and unexercised stock options and/or warrants held as of December 31, 2005 by such Named Executive Officers.

(Signature)	Signature)

PLEASE SIGN HERE

Please date this proxy and sign your name exactly as it appears hereon.

Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES